FUNDX UPGRADER FUNDS

RESULTS OF SPECIAL MEETINGS OF SHAREHOLDERS (UNAUDITED)
The Funds held special meetings of shareholders on April 25, 2014 and August 1, 2014, relating to the approvals of the Agreement and Plan of Reorganization of behalf of the FundX ETF Upgrader Fund and the FundX ETF Aggressive Upgrader Fund as well as the Agreement and Plan of Reorganization of the  Funds into the new Trust. The shareholders approved all three Agreements with respect to each Fund.
At the April 25, 2014 shareholder meeting,  a total of 180,333 shares of the FundX ETF Upgrader Fund were represented, either in person or by valid proxy, constituting 64.9% of the shares eligible to vote. A total of 106,990 shares of the FundX ETF Aggressive Upgrader Fund were respresented, either in person or by valid proxy, constituting 50.24% of the eligible shares to vote. The voting results were as follows:
Proposal 1 - to approve the Agreement and Plan of Reorganization on behalf of the FundX ETF Upgrader Fund:

Fund
For
 Against

Abstain
FundX Upgrader Fund
                  180,333
                        -

                  -

Proposal 2 - to approve the Agreement and Plan of Reorganization on behalf of the FundX ETF Appgressive Upgrader Fund:

Fund
For
 Against

Abstain
FundX Aggressive Upgrader Fund
                  104,128
                   2,146

               717

At the August 1, 2014 shareholder meeting,  a total of 9,159,959 shares were represented, either in person or by valid proxy, constituting 55.8% of the shares eligible to vote.The voting results were as follows:

Proposal 1 - to approve the Agreement and Plan of Reorganization on behalf of the FundX Funds:

Fund
For
 Against

Abstain
FundX Upgrader Fund
               2,810,426
                  28,268

           18,712
FundX Aggressive Upgrader Fund
                  693,594
                  19,042

           39,246
FundX Conservative Upgrader Fund
                  552,793
                  14,496

           94,780
FundX Flexible Income Fund
               2,738,214
                  18,527

           64,062
FundX Tactical Total Return Fund
                  127,784
128

             2,778
FundX Tactical Upgrader Fund
               1,764,235
98

             5,777